SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 30, 2009

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

BMO Facility

Effective as of September 30, 2009, Ministry Partners Funding, LLC (“MPF"), the wholly-owned subsidiary of Ministry Partners Investment Company, LLC (the “Company”, “we”, or “our”), entered into Omnibus Amendment No. 2 to Loan, Security and Servicing Agreement and Fee Agreement (“Amendment No. 2 to BMO Facility”) with Fairway Finance Company, LLC (the “Lender”), Evangelical Christian Credit Union (the “Servicer”), BMO Capital Markets Corp. (the “Agent”), U.S. Bank National Association and Lyon Financial Services (d/b/a U.S. Bank Portfolio Services) pursuant to which the parties agreed to certain modifications and amendments to the Loan, Security and Servicing Agreement entered into by and among MPF, the Lender, ECCU, Agent and U.S. Bank Portfolio Services on October 30, 2007 (the “BMO Facility”).

We formed MPF as a special purpose wholly-owned limited liability company under Delaware law to serve as an acquisition vehicle that would purchase qualifying mortgage loans that we or ECCU originate.  When initially entered into, the BMO Facility provided for a $150,000,000 line of credit that would enable MPF to purchase and warehouse mortgage loans for later securitization.  As of September 30, 2009, MPF owed a total of $31,946,682 on the BMO Facility.

Effective as of October 31, 2008, a “facility termination date” occurred under the BMO Facility, thereby preventing any further borrowings under the credit facility and causing all funds held in the facility collection account received from borrowers to be applied to pay all outstanding costs and expenses due under the facility, then to accrued and unpaid interest on the outstanding balance of the facility and any remaining amounts applied to reduce the loan balance on the BMO Facility.

Omnibus Amendment to BMO Facility

On June 5, 2009, MPF entered into an Omnibus Amendment to the BMO Facility with Lender, Servicer, Agent and U.S. Bank Portfolio Services pursuant to which the parties agreed:

•	to eliminate any requirement that MPF is obligated to consummate a takeout financing transaction prior to the termination of the BMO Facility;

•	to grant a reduction in the amount of working capital that we are required to maintain under the BMO Facility from $10 million to $3 million;

•	that MPF would pay down the principal amount due on the BMO Facility from $78.9 million at March 31, 2009 to $50,716,267 as of June 5, 2009;

•
to grant to us an extension of time to comply with certain requirements affecting all “eligible mortgage loans”, as that term is defined in the BMO Facility loan documents, ensuring that no more than eighteen months have passed since the mortgage loans were initially included in the BMO Facility (the “Vintage Loan Requirement”);

•
to eliminate a requirement that we enter into a hedge transaction on each borrowing date and on each date that any hedge transaction expires and replace it with language authorizing us to enter into a hedge transaction that otherwise complies with the amended BMO Facility;

•
on each monthly “settlement date”, MPF will be required to deposit into a reserve account an amount equal to the premium that is needed to purchase a LIBOR Cap that will enable MPF to purchase hedge protection against unexpected changes in interest rates for the period that any mortgage loan receivables held in the BMO Facility are scheduled to be repaid (the “LIBOR Cap Premium”);

•
prior to each settlement date, we will request that a hedge counterparty furnish us with confirmation of the LIBOR Cap Premium for all outstanding LIBOR Caps after estimating the expected payoff dates for the mortgage loans held in the BMO Facility and determining the hedge rate to purchase an interest rate cap;

•
on each settlement date, we will be required to deposit funds into the reserve account in an amount equal to the aggregate LIBOR Cap Premiums as of such date over the amount then on deposit in the reserve account; and

•	the “spread” on the BMO Facility would be set at 1.75% over the commercial paper rate, unless an event of default occurs, which would then trigger a rate equal to the prime rate plus 2.0%.

By entering into the Omnibus Amendment to the BMO Facility on June 5, 2009, we were able to successfully consummate an agreement that (i) reduced the minimum liquidity amount we are required to maintain under the BMO Facility from $10 million to $3 million; (ii) eliminated our takeout securitization financing requirement; and (iii) provide for less restrictive hedging requirements that were initially provided for in the BMO Facility loan documents.

Amendment No. 2 to BMO Facility

By entering into the Amendment No. 2 to BMO Facility, effective as of September 30, 2009, we have agreed to eliminate the Vintage Loan Requirement and replace it with a requirement that we pay down the BMO Facility on the following schedule:

Date of Determination	Loan Limit

Prior to October 14, 2009	$31,891,991

On or after October 14, 2009 and prior to November 14, 2009	$30,000,000

On or after November 14, 2009 and prior to December 14, 2009	$20,000,000

On or after December 14, 2009 and prior to January 14, 2010	$10,000,000

On or after January 14, 2010 and prior to February 14, 2010	$5,000,000

On or after February 14, 2010 and prior to March 14, 2010	$2,500,000

On or after March 14, 2010	-0-

Under the Amendment No. 2 to BMO Facility, the parties further agreed to:

•	amend the definition of “concentration limits” for mortgage loans located in the states of Texas, California and Florida and for eligible mortgage loans located in any other state;

•	provide that the outstanding principal balance of all mortgage loans that have a mortgagor service ratio in excess of 30% will not exceed 14% of the eligible pool balance;

•	provide that the aggregate outstanding principal balance of all eligible mortgage loans that have a loan to value ratio in excess of 45% will not exceed 69% of the eligible pool balance;

•	delete the Vintage Loan Requirement under the BMO Facility;

•
establish that our borrowing rate under the BMO Facility will be the one month commercial paper LIBOR rate plus a “spread” that (i) prior to the occurrence of an event of default and prior to January 1, 2010, will be set at 1.75%; (ii) on or after January 1, 2010, will be set at 3.00%; or (iii) following the occurrence of an event of default the facility rate will be set at Prime plus 2%;

•
provide that Agent will be entitled to payment of all costs incurred in the registration, collection, enforcement or amendment of the BMO Facility loan documents and that each hedge counterparty will be entitled to its pro rata amounts due under such applicable hedge agreement or for hedge brokerage costs before any amendments in the BMO Facility are used to repay all or any portion of the loan balance due under the facility; and

•	confirm that Agent waived any breach or violation of the BMO Facility loan documents resulting solely from a “borrowing base deficit” that occurred prior to September 30, 2009.

By entering into the Amendment No. 2 to BMO Facility, we have provided for a more feasible and less restrictive pay-off schedule for the facility and have removed the Vintage Loan Requirement that previously existed under the BMO Facility loan documents that effectively required us to remove any mortgage loans from the facility after they had been in the facility for more than 18 months.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is attached herewith:

Exhibit Number	Name of Exhibit

10.1
Omnibus Amendment No. 2 to Loan, Security and Servicing Agreement and Fee Agreement by and among Ministry Partners Funding, LLC, Fairway Finance Company, LLC, Evangelical Christian Credit Union, BMO Capital Markets Corp. U.S. Bank National Association and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), effective as of September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 9, 2009	MINISTRY PARTNERS INVESTMENT COMPANY, LLC

/s/ Billy M. Dodson
Billy M. Dodson President